Exhibit 99.1

Bone Biologics Announces Signing of Option to License Revolutionary Bone Growth Factor Nell-1 from UCLA for Use in Osteoporosis

Exercise of the Option Would Expand Bone Biologics’ Exclusive Rights for Nell-1 Beyond Spinal Fusion

BOSTON, June 14, 2016 / — Bone Biologics (OTCQB: BBLG), an orthobiologic company focused on regenerative medicine, announced today the signing of an option agreement with UCLA, for an opportunity to exclusively license the use of the revolutionary bone growth factor Nell-1 in the treatment of osteoporosis.

Currently, Bone Biologics is funding the development and formulation of a Nell-1-based product for use as a bone graft substitute focused on bone regeneration in spinal fusion procedures, also under exclusive license from UCLA. Nell-1 has already demonstrated a unique ability to form bone in a targeted fashion with a significantly greater safety profile, making it a significantly more attractive treatment modality than other bone growth factors and implanted devices.

The debilitating condition of osteoporosis, the severe loss of bone mass that puts sufferers at increased risk of bone fractures, is currently treated with drugs. The market for osteoporosis therapies is estimated at over $11bn globally. While most therapies only help prevent further bone loss by inhibiting the osteoclasts, Nell-1 works by inducing the osteoblasts. Competing drugs are expensive, and require daily injections.

Steve La Neve, CEO and President of Bone Biologics, noted, “We believe that Nell-1 may have significant advantages over currently-available osteoporosis therapies. We intend to meet the requirements that would allow Bone Biologics to exercise the option to become the exclusive licensee for the use of Nell-1 for osteoporosis therapy. These requirements include the demonstration of Nell-1’s ability to target multi-billion-dollar target markets in osteoporosis and the demonstration of efficacy in animals. Given the development path we are taking with Nell-1 in the spinal fusion market, we expect to be able to build on that experience as we seek an opportunity to develop Nell-1 for osteoporosis.”

About Bone Biologics

Bone Biologics (OTCQB:BBLG) was founded to pursue regenerative medicine for bone.

Bone Biologics Corporation is undertaking groundbreaking work with the three founders and select strategic partners, building on unprecedented research on the Nell-1 molecule that has produced a significant number of studies and publications in peer reviewed scientific literature.

Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion. Nell-1 is a recombinant human protein growth factor that is essential for normal bone development.

For more information, please visit the company’s website at www.bonebiologics.com.

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Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company’s current beliefs, expectations or intentions regarding future events. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “will,” “will be,” “anticipate,” “predict,” “continue,” “future,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to trading in the Company’s common stock on the OTC Bulletin Board; the next phase of the Company’s development and testing work; the Company’s expectation about moving its technology forward and setting the stage for future growth and enhanced shareholder value; and the future need for regenerative bone solutions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: future revenues, expenditures, capital or other funding requirements, the adequacy of the Company’s current cash and working capital to fund present and planned operations and financing needs, expansion of and demand for product offerings, and the growth of the Company’s business and operations through acquisitions or otherwise, as well as future economic and other conditions both generally and in the Company’s specific geographic and product markets. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent current report on Form 10-K, filed with the Securities and Exchange Commission on March 28, 2015 and Form 10-Q, filed with the Securities and Exchange Commission on May 13, 2016. The Company anticipates that subsequent events and developments may cause their views and expectations to change. The Company assumes no obligation, and they specifically disclaim any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Bone Biologics

Jeff Frelick, Chief Operating Officer

jfrelick@bonebiologics.com or

Compass Investor Relations

Mark Collinson, 714-222-5161

mcollinson@compass-ir.com

Media Inquiries:

Tracy Williams, 310-824-9000

tracy@olmsteadwilliams.com

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